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                                                                   EXHIBIT 5(a)



                                 March 11, 1997



Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio 45263

     Re:  Registration Statement on Form S-3

Gentlemen:

I am Counsel of Fifth Third Bancorp, an Ohio corporation (the "Corporation"), and, in that capacity, have acted as counsel for the Corporation in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to $200,000,000 principal amount of junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of the Corporation, $200,000,000 aggregate liquidation amount of Preferred Securities (the "Preferred Securities") of Fifth Third Capital Trust I and Fifth Third Capital Trust II, each of which is or will be a Delaware statutory business trust (each a "Trust"), and the Guarantees with respect to the Preferred Securities (the "Guarantees") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Preferred Securities. This opinion is being furnished pursuant to the requirements of Form S-3 and Item 601 of Regulation S-K under the Securities Act of 1933, as amended.

In furnishing this opinion, I, or attorneys under my supervision, have examined
(i) the Registration Statement, as well as the prospectus included therein (the "Prospectus"), filed with the Securities and Exchange Commission, in connection with which this opinion is to be filed as an Exhibit, (ii) the forms of the Indenture with respect to the Debt Securities, (iii) the Guarantee Agreements under which the Guarantees will be created, (iv) the Amended and Restated Trust Agreements of the Trusts, and (v) such other documents, legal opinions and precedents, corporate and other records of the Corporation and certificates of public officials and officers of the Corporation as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to any facts material to such opinion that I did not independently establish or verify, I have relied upon statements and representations of officers and other
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March 11, 1997
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representatives of the Corporation and I believe that I am justified in relying on such statements and representations.

Based upon the foregoing, I am of the opinion that:

1. The Corporation has been duly incorporated and is validly existing as a corporation under the laws of the State of Ohio;

2. The Registration Statement has been duly authorized by all necessary corporate action of the Corporation;

3. When: (i) the Registration Statement relating to the Debt Securities, the Preferred Securities and the Guarantees has become effective under the Act;

    (ii) the Indenture relating to the Debt Securities has been duly executed and delivered;

    (iii) the Guarantee Agreement relating to the Guarantee with respect to the Preferred Securities of a Trust has been duly executed and delivered;

    (iv) the Amended and Restated Trust Agreement of such Trust has been duly executed and delivered;

    (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation;

    (vi) the terms of the Preferred Securities of such Trust and of their issuance and sale have been duly established in conformity with the Amended and Restated Trust Agreement of such Trust so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Trust;

    (vii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement; and

    (viii) the Preferred Securities have been duly executed and authenticated in

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     accordance with the Amended and Restated Trust Agreement of such Trust and issued and sold as contemplated in the Registration Statement,

the Debt Securities and the Guarantee relating to the Preferred Securities of such Trust will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

The opinion set forth herein is limited to the laws of the State of Ohio and New York and the Federal laws of the United States as in effect on the date hereof. As to all matters governed by the laws of the State of New York, I have relied upon the opinion of Sullivan & Cromwell, dated the date hereof. I have not been asked, nor do I undertake to render any opinion with respect to matters except as expressly set forth herein nor to advise you of any matters that may hereafter be brought to my attention, nor do I undertake to render any opinion relating to potential or contemplated statutory or decisional changes in laws and regulations occurring after the date of this letter.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Prospectus under the heading "Validity of Securities." By giving such consent, I do not thereby admit that I am within the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,



                                Paul L. Reynolds

PLR:km